Exhibit 1

NEWS RELEASE

North American Palladium Announces Management Changes

Toronto, Ontario, August 12, 2015 — North American Palladium Ltd. (“NAP” or the “Company”) (TSX: PDL- News) (OTC PINK: PALDD) announces the following senior management changes.

Following the successful completion of the Company’s restructuring plan, President and CEO Phil du Toit and CFO David Langille tendered their resignations. In their place, the Board of Directors of the Company has appointed Jim Gallagher, currently Chief Operating Officer, as President and Chief Executive Officer and Christine Napierala as Interim Vice President, Finance and CFO.

“We would like to thank Phil and Dave for leading the restructuring of the Company’s affairs over the past two years. It was a difficult period and required a tremendous amount of their time and effort. We wish them well in their future endeavors,” said Peter Gordon, Chairman of the Board. “The Company’s balance sheet has been strengthened and following closing of the rights offering next month, the Company will focus its resources on the Lac des Iles Mine and also pursue highly promising exploration targets that surround the mine.”

Jim Gallagher joined the Company as Chief Operating Officer in October of 2013 and since that time has led a significant improvement in the operating performance at the Lac Des Iles Mine. When he joined the Company, he brought over 30 years of industry experience in a series of roles spanning operations, projects, engineering, technology and consulting with Hatch Ltd. and Falconbridge. Mr. Gallagher holds a Bachelor of Mining Engineering degree from Laurentian University in Canada.

Christine Napierala, is currently Corporate Controller for the Company and has broad responsibilities for financial accounting, reporting and internal controls. She has been with the Company for 12 years and is based in Thunder Bay. Ms. Napierala has both an engineering degree and a CA designation.

About North American Palladium

NAP is an established precious metals producer that has been operating its Lac des Iles mine (LDI) located in Ontario, Canada since 1993. LDI is one of only two primary producers of palladium in the world, offering investors exposure to palladium. The Company’s shares trade on the TSX under the symbol PDL and on the OTC Pink under the symbol PALDD.

Cautionary Statement on Forward-Looking Information

Certain information contained in this news release constitutes ‘forward-looking statements’ within the meaning of the ‘safe harbor’ provisions of Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The words ‘planned’, ‘preliminary’, ‘believe’, ‘forecast’, ‘will’, ‘anticipate’, ‘expect’, ‘would’, ‘could’, ‘estimate’, ‘promising’ and similar expressions identify forward-looking statements. Forward-looking statements in this news release include, without limitation: information pertaining to the Company’s Lac des Iles Mine;

www.nap.com

the Company’s interpretation of the potential of exploration targets; the Company’s plans, future financial or operating focus and performance; and, other statements that express management’s expectations of future performance. Forward-looking statements involve known and unknown risk factors that may cause the actual results to be materially different from those expressed or implied by the forward-looking statements. For more details on these and other risk factors see the Company’s most recent Annual Information Form/Form 40-F on file with Canadian provincial securities regulatory authorities and the SEC.

Forward-looking statements are also based upon a number of factors and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The factors and assumptions contained in this news release include, but are not limited to: that the Company will be able to consummate the rights offering, the Company’s ability to continue normal business operations at its Lac des Iles mine, that metal prices and exchange rates between the Canadian and United States dollar will be consistent with the Company’s expectations, that there will be no significant disruptions affecting operations, and that prices for key mining and construction supplies will remain consistent with the Company’s expectations. The forward-looking statements are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, events or otherwise, except as expressly required by law. Readers are cautioned not to put undue reliance on these forward-looking statements.

For further information please contact:

Peter Gordon, Chairman

Telephone: 416-359-8614

Jim Gallagher, President & CEO

Telephone: 416-360-7492

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